Exhibit 10.1

SEVENTH AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

WHEREAS, Nabors Industries Ltd. and Nabors Industries, Inc. (collectively, “the Company”) and Anthony G. Petrello (“Executive”), entered into an Executive Employment Agreement (the “Agreement”) effective as of January 1, 2013, and amended effective as of January 1, 2015 (the “First Amendment”), July 1, 2015 (the “Second Amendment”), January 1, 2016 (the “Third Amendment”), July 1, 2016 (the “Fourth Amendment”), October 15, 2018 (the “Fifth Amendment”), and December 31, 2018 (the “Sixth Amendment”); and

WHEREAS, the Executive and the Company desire to enter into this amendment (this “Amendment”);

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and Executive agree to amend the Agreement as follows:

1.	Section 3.1(a) of the Agreement is amended by adding after the first sentence: “However, on an interim basis commencing as of the beginning of the first pay period in fiscal year 2020 and ending at the end of the last pay period in fiscal year 2020, the amount of base salary due and payable for purposes of biweekly payroll administration only shall be based on an annual salary of One Million Five Hundred Seventy-Five Thousand Dollars ($1,575,000). For all other purposes under this Agreement, the term “Base Salary” or “base salary” shall be construed in accordance with the first sentence of this Section 3.1(a) as if the preceding sentence’s modification had not occurred.”

2.	As amended by paragraph 1 above, the Agreement remains in full force and effect. This Amendment may be executed in two or more counterparts each of which shall be deemed an original but which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the 2nd day of January, 2020.

COMPANY:

Nabors Industries Ltd.

By:	/s/Mark D. Andrews
Its Corporate Secretary

Nabors Industries, Inc.

By:	/s/Michael Rasmuson
Its Vice President and General Counsel

EXECUTIVE:

/s/Anthony G. Petrello
Anthony G. Petrello